Exhibit 3.1

FIRST AMENDED AND RESTATED BYLAWS
OF

ENCISION INC.

EFFECTIVE AS OF MAY 30, 2017

ARTICLE I

Shareholders

Section  1.   Annual Meeting.   The annual meeting of the shareholders shall be held at such time of each year at a time and place to be set by the Board of Directors for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.

Section  2.   Special Meetings.

(a)
Special meetings of shareholders, for any purpose or purposes unless otherwise prescribed by statute, the Articles of Incorporation or these Bylaws, may be called at any time by the Board of Directors, the Chairman of the Board or the President and shall be called by the Secretary upon one or more written demands (which shall state the purpose or purposes therefor) signed and dated by the holders of shares representing at least ten percent of all votes entitled to be cast on any issue proposed to be considered at the meeting (the "Special Meeting Percentage").  Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of such meeting.

(b)
Any shareholder seeking to request a special meeting shall request that the Board of Directors fix a record date to determine the shareholders entitled to request a special meeting (the "Request Record Date") by sending written notice to the Secretary of the Company (the "Record Date Request Notice") by registered mail.  Any shareholder may make a Record Date Request Notice, provided that such shareholder's Record Date Request Notice provides the information required under Section 3(b) below.  Upon receiving a Record Date Request Notice, the Board of Directors may set a Request Record Date, which shall not precede, and shall not be more than 60 days after the close of business on, the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors.  If the Board of Directors, within 28 days after the date on which a valid Record Date Request Notice is received by the Secretary of the Company, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the 28th day after the date a valid Record Date Request Notice is received by the Secretary (or, if such 28th day is not a business day, the first business day thereafter).

(c)
In order for a shareholder to request a special meeting, one or more written requests for a special meeting signed by shareholders as of the Request Record Date entitled to cast not less than the Special Meeting Percentage (the "Special Meeting Request") shall be delivered to the Secretary of the Company.  The Special Meeting Request shall (i) set forth the purpose of the meeting (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), and the matters proposed to be acted on at the meeting (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), (ii) bear the date of signature of each such shareholder signing the Special Meeting Request, (iii) set forth the name and address as they appear in the Company's books of each shareholder signing such request, (iv) comply with the requirements set forth in Section 3(b) below as to each shareholder signing such request, and (v) be received by the Secretary of the Company by registered mail or personal delivery within 30 days after the Request Record Date. Within ten days after receiving a Special Meeting Request, the Board of Directors shall determine whether such shareholder has satisfied the requirements for calling a special meeting of shareholders, and the Secretary shall notify the requesting shareholder of such finding.

(d)
The Secretary shall inform the requesting shareholder of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Company's proxy materials). The Secretary shall not be required to call a special meeting upon shareholder request and such meeting shall not be held unless, in addition to the information otherwise required by this Section 2, the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting. In the event that each matter proposed by the requesting shareholders to be acted on at such meeting is approved or, in the case of a nominee for election to the Board of Directors, is elected by the shareholders, the Company shall refund to the requesting shareholder the amount of such reasonably estimated cost.

(e)
In the case of any special meeting called by the Secretary upon the request of shareholders (a "Shareholder-Requested Meeting"), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Shareholder-Requested Meeting shall be not more than 70 days after the record date for such meeting set by the Board of Directors (the "Meeting Record Date"); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the "Delivery Date"), a date and time for a Shareholder-Requested Meeting, then such meeting shall be held at 10:00 a.m., local time, on the 70th day after the Meeting Record Date or, if such 70th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Shareholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive offices of the Company. In fixing a date for a Shareholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Shareholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Shareholder-Requested Meeting in the event that the requesting shareholders fail to comply with the provisions of this Section 2.

(f)	Any requesting shareholder may revoke a request for a special meeting by written revocation delivered to the Secretary of the Company at any time prior to the giving of notice of the special meeting.
Section  3.  Notice of Shareholder Business and Nominations.

(a)
Nominations of persons for election to the board of directors of the Company and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Company's notice of meeting, (ii) by or at the direction of the board of directors, or (iii) by any shareholder of the Company who was a shareholder of record at the time of giving of notice provided for in this Section 3, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 3.

(b)
For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to Clause (iii) of Section 3(a) above, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Except as otherwise provided in these Bylaws, in no event shall any adjournment, postponement or recess of an annual meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above. Such shareholder's notice must set forth:

(1)   as to each person whom the shareholder proposes to nominate for election or reelection as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (ii) information relating to any agreement, arrangement or understanding, including a voting commitment, or any relationship, including financial transactions and compensation, between such person and the shareholder or any Shareholder Associated Person (as defined in Section 3(f)(ii) below); provided, that the Company may also require any proposed nominee to furnish such other information as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director or that could be material to a reasonable shareholder in considering such nominee, including without limitation such nominee's independence;

(2)   as to any business, other than the nomination of a director or directors, that the shareholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder and any Shareholder Associated Person in such business, (ii) a description of all agreements, arrangements and understandings between such shareholder and any Shareholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business by such shareholder, and (iii) if the proposal or business is to be included in the Company's proxy statement, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); and

(3)   as to the shareholder giving the notice and any Shareholder Associated Person, (i) the name and address of such shareholder, as they appear on the Company's stock ledger, and the name and address, if different, of such Shareholder Associated Person, (ii) the class, series and number of all shares of stock of the Company which are held of record or are beneficially owned by such shareholder and by such Shareholder Associated Person, (iii) the nominee holder for, and the number of, shares owned beneficially but not of record by such shareholder and by such Shareholder Associated Person, (iv) any derivative position, including without limitation any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, directly or indirectly held or beneficially held by such shareholder and such Shareholder Associated Person, and whether and the extent to which any hedging, equity swap or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or interest or any borrowing or lending of shares of stock) has been made by, such shareholder or such Shareholder Associated Person with respect to any shares of stock of the Company, or whether such shareholder or Shareholder Associated Person has an economic interest in the Company not reported as record or beneficial ownership, (v) any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder or Shareholder Associated Person has a right to vote any shares of stock of the Company, (vi) any rights to dividends on the shares of the Company owned beneficially by such shareholder or Shareholder Associated Person that are separated or separable from the underlying shares of the Company, (vii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or through a qualified representative at the meeting to propose such nomination or business, and (viii) a representation whether such shareholder or Shareholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company's outstanding capital stock required to elect the nominee or to approve or adopt the proposal and/or (y) otherwise to solicit proxies from shareholders in support of such nomination or proposal.  A shareholder providing such notice shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this paragraph (3) shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment, postponement or recess thereof. Such update and supplement shall be delivered to the Secretary not later than ten (10) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting or, if the meeting is adjourned, postponed or recessed, on the first practicable date after any adjournment, postponement or recess thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment, postponement or recess thereof).

(c)
Notwithstanding anything in the second sentence of Section 3(b) above to the contrary, in the event that the number of directors to be elected to the board of directors of the Company is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board of directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 3 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

(d)
Nominations of persons for election to the board of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Company's notice of meeting (1) by or at the direction of the board of directors or (2) provided that the board of directors has determined that directors shall be elected at such meeting, by any shareholder of the Company who is a shareholder of record at the time of giving of notice provided for in this Section 3 and is a shareholder of record at the time of the special meeting, who is entitled to vote at the meeting and who complies with the notice procedures and other requirements set forth in this Section 3. In the event the Company calls a special meeting of shareholders for the purpose of electing one or more directors to the board of directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Company's notice of meeting, if the shareholder's notice required by Section 3(b) above shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.  Except as otherwise provided in these Bylaws, in no event shall any adjournment, postponement or recess of a special meeting or the public announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

(e)
Only such persons who are nominated in accordance with the procedures set forth in this Section 3 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 3. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 3 and, if any proposed nomination or business is not in compliance with this Section 3, to declare that such defective nomination or proposal shall be disregarded.  Notwithstanding the foregoing provisions of this Section 3, if the shareholder (or a qualified representative of the shareholder) does not appear at the annual or special meeting of shareholders of the Company to present a nomination or proposal, such nomination or proposed business shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Company.

(f)
For purposes of this Bylaw, (i) "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act; and (ii) "Shareholder Associated Person" of any shareholder shall mean (w) any person acting in concert, directly or indirectly, with such shareholder, (x) the beneficial owner or beneficial owners of capital stock of the Company, if different, on whose behalf the notice of business to be brought before an annual meeting or a request for a special meeting of shareholders is being made, (y) any affiliate or associate (each within the meaning of Rule 12b-2 under the Exchange Act) of such shareholder or any such beneficial owner, and (z) any other person or entity with whom such shareholder or any such beneficial owner (or any of their respective affiliates and associates) is acting in concert.

(g)
Notwithstanding the foregoing provisions of this Section 3, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3. Nothing in this Section 3 shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Company's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any class or series of preferred stock to elect directors under specified circumstances.

(h)
Certain provisions of this Section 3 above require a shareholder notice of proposed shareholder business or proposed shareholder nominations to be delivered not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting.  With respect to the Company's 2017 annual meeting only, however, any such shareholder notice of proposed shareholder business or proposed shareholder nominations will be considered timely if such notice is delivered to the Company by the close of business on June 30, 2017.

Section  4.   Place of Meeting.   The Board of Directors may designate any place, either within or without the State of Colorado, as the place for any annual meeting or for any special meeting.  If no designation is made, the place of the meeting shall be the principal office of the Company.

Section  5.   Notice of Meeting.   Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased, at least thirty (30) days notice shall be given. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Company, with postage thereon prepaid.

Section  6.   Quorum.   A majority of the shares outstanding of the Company entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice provided however that the period shall not exceed sixty (60) days for any one adjournment. At such adjournment of a meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by law or the Articles of Incorporation.

Section  7.   Proxies.   At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section  8.   Voting of Shares.   Each outstanding share shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of the shareholders except as otherwise provided in the Articles of Incorporation. In the election of Directors, each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are Directors to be elected, and for whose election he or she has the right to vote. Cumulative voting shall not be allowed.

Section  9.   Action without a Meeting.   Any action required to be taken at a meeting of shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders and may be stated as such in any articles or documents filed with the Secretary of State of Colorado under the Colorado Corporation Code.

ARTICLE II

Board of Directors

Section  1.   General Powers.   The business and affairs of the Company shall be managed by its Board of Directors.

Section  2.   Number, Tenure and Qualifications.   The number of Directors of the Company shall not be less than five (5) nor more than seven (7) as shall be fixed from time to time by the Board of Directors, provided that if the number of shareholders of record is less than five (5), the number of Directors may be the same as the number of share holders. Directors shall be elected at each annual meeting of shareholders. Each Director shall hold office until the next annual meeting of shareholders and thereafter until his or her successor shall have been elected and qualified. Directors need not be residents of Colorado or shareholders of the Company. Directors shall be removable in the manner provided by the laws of the state of Colorado.

Section  3.   Vacancies.   Any Director may resign at any time by giving written notice to the President or to the Secretary of the Company. Such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the affirmative vote of a majority of the Directors then in office or by election at an annual meeting or at a special meeting of shareholders called for that purpose. A Director chosen to fill a position resulting from an increase in the number of Directors shall hold office until the next annual meeting of shareholders and until his or her successor has been elected and qualified.

Section  4.   Regular Meetings.   A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may adopt a resolution as to the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.

Section  5.   Special Meetings.   Special meetings of the Board of Directors may be called by or at the request of the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Board of Directors called by them.

Section  6.   Notice.   Notice of any special meeting shall be given at least seven (7) days prior thereto by written notice delivered personally or mailed to each Director at his or her business address or by notice given at least two (2) days prior to the meeting by electronic mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, so addressed with postage thereon prepaid. If notice is given by electronic mail, such notice shall be deemed to be delivered when the electronic mail is sent. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the Board of Directors need be specified in the Notice or Waiver of Notice of such meeting.

Section  7.   Quorum.   A majority of the number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. But if less than a majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section  8.   Manner of Action.   The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section  9.   Compensation.   By resolution of the Board of Directors, any Director may be paid any one of the following: his or her expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated annual amount as a Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation there from.

Section  10.   Presumption of Assent.   A Director of the Company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she files his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

Section  11.   Meeting by Conference Telephone.   Members of the Board of Directors or any committee designated by the Board may participate in a meeting of the Board or committee by means of a conference telephone or similar communications equipment by which all persons participating in a meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

Section  12. Action Without a Meeting.   Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Directors.

Section  13. Committees.   The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, shall have all the authority of the Board of Directors; except that no such committee shall have the authority to: (i) declare dividends or distributions; (ii) approve or recommend to shareholders actions or proposals required by the Colorado Corporation Code to be approved by shareholders; (iii) fill vacancies on the Board of Directors or any committee thereof; (iv) amend the Bylaws; (v) approve a plan of merger not requiring shareholder approval; (vi) reduce earned or capital surplus; (vii) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or (viii) authorize or approve the issuance or sale of, or any contract to issue or sell, shares or designate the terms of a series of a class of shares except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares or any contract therefore and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the dividend rate, provisions for redemption, sinking fund, conversion, or voting or preferential rights, and provisions for other features of a class of shares or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all terms thereof and to authorize the statement of the terms of a series for filing with the Secretary of State under the Colorado Corporation Code.

Neither the designation of any such committee, the delegation of authority to such committee, nor any action by such committee pursuant to its authority shall alone constitute compliance by any member of the Board of Directors, not a member of the committee in question, with his or her responsibility to act in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

ARTICLE III

Officers and Agents

Section  1.  General.   The officers of the Company shall be a President, a Secretary, and a Treasurer. The Board of Directors may appoint such other officers, one or more Vice-Presidents, assistant officers, committees and agents, including a chairman of the board, assistant secretaries and assistant treasurers, as they may consider necessary, who shall be chosen in such a manner and hold their offices for such terms and have such authority and duties as from time to time may be determined by the Board of Directors. The salaries for all the officers of the Company shall be fixed by the Board of Directors. One person may hold two or more offices, except that no person may simultaneously hold the offices of President and Secretary. In all cases where duties of any officer, agent or employee are not prescribed by the Bylaws or by the Board of Directors, such officer, agent or employee; shall follow the orders and instruction of the President.

Section  2.  Election and Term of Office.   The officers of the Company shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders. Each officer shall hold office until the first of the following to occur: (1) until his or her successor shall have been duly elected and shall have qualified; (2) until his or her death; (3) until he or she shall resign; or (4) until he or she shall have been removed in the manner hereafter provided.

Section  3. Removal.   Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby.

Section  4. Vacancies.   A vacancy in any office, however occurring, may be filled by the Board of Directors for the unexpired portion of the term.

Section  5. President.   The President shall, subject to the direction and supervision of the Board of Directors, be the chief executive officer of the Company. He or she shall preside at all meetings of shareholders and Directors, he or she shall have general supervision of the affairs of the Company, and he or she shall sign or countersign all certificates of stock, contracts and other instruments of the Company.

Section  6. Vice-President.   In the absence or disability of the President, the Vice-President shall perform the duties of the President. The Vice-President shall assist the President and shall perform the duties as may be assigned to him by the President or the Board of Directors.

Section  7.  Secretary.   The Secretary shall (a) keep the minutes of the proceedings of the shareholders and the Board of Directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Company and affix the seal to all documents when authorized by the Board of Directors; (d) keep at its registered office or principal place of business within or without the State of Colorado a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such record shall be kept at the office of the Company's transfer agent or registrar; (e) sign with the President or Vice-President certificates for shares of the Company, the issuance of which shall have been authorized by resolution of the Board of Directors; and, (f) have general charge of the stock transfer books of the Company, unless the Company has a transfer agent.

Section  8. Treasurer.   The Treasurer shall be the principal financial officer of the Company and shall have the care and custody of all funds, securities, evidences of indebtedness and other personal property of the Company and shall deposit the same in accordance with the instruction of the Board of Directors. He or she shall receive and give receipts and acquittances for monies paid in on account of the Company, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the Company of whatever nature upon maturity. He or she shall perform all other duties incident to the office of Treasurer, and upon request of the Board of Directors, shall make such reports to it as may be required at any time. He or she shall, if required by the Board, give the Company a bond in such sums and with such sureties as shall be satisfactory to the Board, conditioned upon the faithful performance of his or her duties and for the restoration to the Company of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Company. He or she shall have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the President.

ARTICLE IV

Stock

Section  1.   Certificates.   Shares of the Company's stock shall be represented by consecutively numbered certificates signed in the name of the Company by its President or Vice-President and by the Secretary or the Treasurer and shall be sealed with the seal of the Company. Certificates of stock shall be in such form consistent with law or as shall be prescribed by the Board of Directors. No certificates shall be issued until the shares represented thereby are fully paid.

Section  2.  Consideration for Shares.   Shares shall be issued for such consideration, expressed in dollars, as shall be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or in labor or services actually performed for the Company, but neither promissory notes nor future services shall constitute payment or part payment for shares.

Section  3.  Lost certificates.   In case of the alleged loss, destruction or mutilation of a certificate of stock, the Board of Directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The Board of Directors may in its discretion require a bond in such form and amount and with such surety, as it may determine, before issuing a new certificate.

Section  4.  Transfer of Shares.   Upon surrender to the Company of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the Company which shall be kept at its principal office or by its registrar duly appointed.

The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and accord-ingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof except as may be required by the laws of the State of Colorado.

ARTICLE V

Indemnification of Officers and Directors

To the full extent authorized or permitted by law, the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a Director or officer of the Company or is or was serving at the request of the Company in any capacity any other corpor-ation, partnership, joint venture, trust or other enterprise.

ARTICLE VI

Miscellaneous

Section  1.  Waivers of Notice.   Whenever notice is required by law, by the Articles of Incorporation or by these Bylaws, a waiver thereof in writing signed by the Director, shareholder or other person entitled to said notice, whether before, at or after the time stated therein, or his or her appearance at such meeting in person or (in the case of a shareholder's meeting) by proxy, shall be equivalent to such notice.

Section  2.  Amendments.   Subject to repeal or change by action of the shareholders, the Board of Directors shall have the power to make, amend and repeal the Bylaws of the Company at any regular meeting of the Board of Directors or at any special meeting called for that purpose.